Exhibit 1.01

Conflict Minerals Report

Citrix Systems, Inc. has included this Conflict Minerals Report as an exhibit to its Form SD for 2020 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Form SD (collectively, the “Conflict Minerals Rule”).

Unless the context indicates otherwise, the terms “Citrix,” “we,” “its,” “us,” and “our” refer to Citrix Systems, Inc. and its consolidated subsidiaries. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In particular, statements contained in this document that are not historical facts, including, but not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups, constitute forward-looking statements and are made under the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties may include, but are not limited to, the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, whether smelters and refiners and other market participants responsibly source 3TG and political and regulatory developments, whether in the Democratic Republic of the Congo (the “DRC”) region, the United States or elsewhere. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Applicability of the Conflict Minerals Rule to Our Company

Citrix is an enterprise software company focused on helping organizations deliver a consistent and secure work experience no matter where work needs to get done—in the office, at home, or in the field. We do this by delivering a digital workspace solution that gives each employee the resources and space they need to do their best work. Our Workspace solutions are complemented by our App Delivery and Security (formerly Networking) solutions, by delivering the applications and data employees need across any network with security, reliability and speed. Most of our products consist solely of software and do not contain a physical component and therefore do not contain 3TG. Accordingly, substantially all of our products are out of scope for purposes of the Conflict Minerals Rule.

Although substantially all of our products are out of scope for purposes of the Conflict Minerals Rule, we identified a limited number of hardware components with necessary 3TG content in the products that we contracted to manufacture in 2020. These in-scope products consisted of physical networking products and a mouse sold in connection with our Windows app delivery products for tablet use cases (“In-Scope Products”). We did not directly source the 3TG in these In-Scope Products, and we make no purchases from mines in the DRC or any of its adjoining countries (the “Covered Countries”) or from any smelters or refiners. The 3TG were sourced, either directly or indirectly, by the manufacturers of the In-Scope Products and we believe that we are, in most cases, many levels removed from such mines, smelters or refiners. While, practically speaking, we have limited influence over the sourcing of the 3TG in our In-Scope Products, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy (which is discussed below under “Our Conflict Minerals Policy”), promote transparency and traceability and encourage conflict free sourcing in our supply chain.

For 2020, we were unable to determine the origin of at least a portion of the 3TG that were necessary to the functionality or production of each of our In-Scope Products. None of the necessary 3TG contained in our In-Scope Products were determined by us to directly or indirectly finance or benefit armed groups in the Covered Countries. However, we did not conclude that any of our products were “DRC conflict free.” The terms “adjoining country,” “armed group,” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule. Smelter, refiner and country of origin information for 2020 is provided under “Product Information” below.

Our Conflict Minerals Policy

We have adopted a company policy relating to 3TG (the “Conflict Minerals Policy”). The Conflict Minerals Policy includes, but is not limited to, our expectations that our suppliers:

1.	adopt a policy of responsible sourcing of minerals and pass this requirement through their supply chain;

2.	implement due diligence processes to support that policy;

3.	source minerals from socially responsible suppliers; and

4.	provide us all information we may request regarding the sourcing of minerals in products supplied to us.

The Conflict Minerals Policy indicates that, if we become aware of a supplier who is not in compliance with the foregoing expectations, then we will take appropriate action to remedy the situation, including reassessment of supplier relationships.

Our Conflict Minerals Policy also contains an email address for employees, suppliers and other interested parties to report violations of the policy electronically. The email address is compliance.prime@citrix.com.

We do not support embargos of 3TG from the DRC region, but rather encourage our suppliers to continue to source responsibly from that region.

Reasonable Country of Origin Inquiry Information

As required by the Conflict Minerals Rule, for 2020, we conducted a “reasonable country of origin inquiry.” For our reasonable country of origin inquiry, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the OECD Guidance (as defined below) design framework, which are described below in this Conflict Minerals Report.

Our outreach included, with respect to the In-Scope Products, all of those suppliers (the “Suppliers”) that we identified as having provided us with components, parts or products that contain 3TG or that we believe may have provided us with components, parts or products that contain 3TG. In connection with our scoping determination, we looked at product specifications, made supplier inquiries and utilized other information known to us regarding the materials composition of our products.

For 2020, the Suppliers identified to us 253 smelters and refiners that processed or may have processed the necessary 3TG contained in our In-Scope Products. Based on our reasonable country of origin inquiry, we concluded that 139 of these smelters and refiners sourced entirely from outside of the Covered Countries, including from recycled or scrap sources, as described under “Product Information — Smelter, Refiner and Country of Origin Information.” Our conclusion was based on information provided by the Responsible Minerals Initiative (the “RMI”) to its members.

Pursuant to the Conflict Minerals Rule, based on the results of our reasonable country of origin inquiry, we exercised due diligence for 2020. These due diligence efforts are discussed below.

Due Diligence Measures

Design Framework

We utilize due diligence measures relating to 3TG that are intended to conform with, in all material respects, the criteria set forth in the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (the “OECD Guidance”).

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our program are discussed below, but these are not all of the elements of the program that we have put in place to help ensure that the 3TG contained in our products are responsibly sourced.

Selected Elements of Design Framework and Due Diligence Program

Compliance Team

In support of our compliance efforts, we have a Conflict Minerals Reporting Oversight Committee (the “Committee”) that is charged with overseeing, implementing and providing feedback on our Conflict Minerals compliance strategy. The Committee consists of senior staff under our Executive Vice President and Chief Financial Officer and our Executive Vice President and Chief Legal Officer, who have executive leadership for our 3TG compliance program. Finance, legal and supply chain management are represented on the Committee. Certain members of the Committee and selected other internal personnel are trained on the Conflict Minerals Rule, the OECD Guidance, our compliance plan and the procedures for reviewing and validating supplier responses to our inquiries.

The Committee is supplemented by outside professionals. We utilize specialist outside counsel to advise us on certain aspects of our compliance. We also utilize a third-party to help us gather data from some suppliers.

Conflict Minerals Policy; Reporting Mechanism

As described above under “Our Conflict Minerals Policy,” we have adopted a Conflict Minerals Policy. We communicate the Conflict Minerals Policy internally to selected employees. The Conflict Minerals Policy also is communicated to direct suppliers and certain tier 2 suppliers with whom we have a direct relationship and that we determine to potentially be in-scope for purposes of our compliance. In addition, the Conflict Minerals Policy is posted on our website at https://www.citrix.com/content/dam/citrix/en_us/documents/about/conflict-minerals-policy.pdf. Our Conflict Minerals Policy contains an email address for employees, suppliers and other interested parties to report violations of the policy electronically. The email address is compliance.prime@citrix.com.

Records Storage and Retention

We have an internal electronic database for the maintenance of business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions. As contemplated by the OECD Guidance, our policy requires the maintenance of these records for at least five years.

Contract Terms with Suppliers

We have a contract addendum (the “Contract Addendum”) requiring relevant suppliers to agree to, among other things, (1) maintain, record and provide to us on request, traceability data and other information that we may request in order to facilitate our compliance with the Conflict Minerals Rule, (2) comply with our Conflict Minerals Policy and (3) adopt and maintain policies, due diligence frameworks and management systems that enable us to comply with our obligations under the Conflict Minerals Rule. The Contract Addendum was sent to suppliers with whom we already had contracts at the time that the addendum was developed and is included in new proposed contracts as determined to be appropriate by our legal department.

Identification, Assessment and Reporting of Supply Chain Risk

Following our scoping determination, we request that relevant suppliers provide us with information concerning the usage and source of the 3TG in the In-Scope Products they supply to us by submitting to us a completed copy of the Conflict Minerals Reporting Template (“Template”) developed by the RMI. We requested that the Suppliers furnish us with a completed Template at the product level. We followed up by email or phone with the Suppliers that did not provide a response within the specified time frame. Some of the requests were sent, and follow-up was performed on our behalf, by one of our tier 1 third-party manufacturers.

After we receive back the Template responses from suppliers, we review the responses. We, or one of our tier 1 third-party manufacturers on our behalf, follow up with suppliers that do not fully complete the Template or that submit a response that we determine contained errors or inaccuracies. If a supplier does not fully complete the Template or if we determine that the response contained errors or inaccuracies, we or the third-party manufacturer on our behalf requests that the supplier submit a revised response.

We reviewed the smelters and refiners identified to us by the Suppliers against those contained on the Smelter Look-up tab list of the Template and the lists of Conformant and Active (as defined later in this Conflict Minerals Report) smelters and refiners published by the RMI, as well as the country of origin information made available by the RMI to its members. For 2020, 241, or 95%, of the identified smelters and refiners in product level Template responses were listed as Conformant by the RMI as of April 26, 2021.

Based on the information furnished by the suppliers and other information known to us, we assessed the risks of adverse impacts. The Committee reported the findings of its supply chain risk assessment to our Executive Vice President and Chief Financial Officer, our Executive Vice President and Chief Legal Officer and our internal management Disclosure Committee.

We determine on a case-by-case basis the appropriate risk mitigation strategy for any identified risks of a violation of our Conflict Minerals Policy. Potential outcomes under our risk mitigation strategy include continuing to work with the supplier while risks are addressed or reassessing the relationship with the supplier. Under our risk mitigation strategy, to the extent that risks that require mitigation are identified, if applicable, we will adopt procedures for monitoring and tracking the performance of the risk mitigation efforts and for reporting these efforts back to appropriate senior oversight personnel. Under our procedures, we also will undertake additional fact and risk assessments, as determined by the Committee, for risks that require mitigation or after a change of circumstances.

Independent Third-party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether identified smelters and refiners are Conformant. We are a member of the Responsible Business Alliance (the “RBA”), of which the RMI is an initiative.

Report on Supply Chain Due Diligence

We file a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and make these filings available on our corporate website.

Product Information

For 2020, we were unable to determine the origin of at least a portion of the necessary 3TG in each of our In-Scope Products (which are described earlier in this Conflict Minerals Report). Most of our products consist solely of software and do not contain a physical component, and therefore do not contain 3TG. For a further discussion of our products, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The information contained in our Form 10-K is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or our Form SD.

For 2020, none of the 3TG in our In-Scope Products was determined by us to have directly or indirectly financed or benefitted armed groups in the Covered Countries. An “armed group” under the Conflict Minerals Rule is an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the Covered Countries. However, we did not conclude that any of our products were “DRC conflict free.”

Smelter, Refiner and Country of Origin Information

The Suppliers identified to us the 253 facilities listed below that may have processed the necessary 3TG contained in our In-Scope Products during 2020. As of April 26, 2021, 241 of these facilities, or 95%, were listed as Conformant.

We depend upon our suppliers for information concerning the origin of the 3TG contained in our In-Scope Products. The smelters and refiners identified to us by the Suppliers may not be all of the smelters and refiners that were in our supply chain during 2020, since the Suppliers were not able to obtain smelter and refiner information from all of their direct and indirect suppliers, and since we did not receive responses from all of the Suppliers.

Smelter and Refiner Information (1)

	Metal	Smelter Name	Country	ID	Status
1	Gold	8853 S.p.A.	ITALY	CID002763	Conformant

2	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	Conformant

3	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	Conformant

4	Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant

5	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Conformant

6	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant

7	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant

8	Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant

9	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	Conformant

10	Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant

11	Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant

12	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	Conformant

13	Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant

14	Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant

15	Gold	Aurubis AG	GERMANY	CID000113	Conformant

16	Gold	Bangalore Refinery	INDIA	CID002863	Conformant

17	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant

18	Gold	Boliden AB	SWEDEN	CID000157	Conformant

19	Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant

20	Gold	CCR Refinery—Glencore Canada Corporation	CANADA	CID000185	Conformant

21	Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	Conformant

22	Gold	Chimet S.p.A.	ITALY	CID000233	Conformant

23	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant

24	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant

25	Gold	Chugai Mining	JAPAN	CID000264	Conformant

26	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	On Smelter Look-up Tab List Only

27	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant

28	Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant

29	Gold	Dowa	JAPAN	CID000401	Conformant

30	Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Conformant

31	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	Conformant

32	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	Conformant

33	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	Conformant

34	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant

35	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant

36	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant

37	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant

38	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	Conformant

39	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	On Smelter Look-up Tab List Only

40	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689	Conformant

41	Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant

42	Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant

43	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Active

44	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant

45	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant

46	Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant

47	Gold	Italpreziosi	ITALY	CID002765	Conformant

48	Gold	Japan Mint	JAPAN	CID000823	Conformant

49	Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant

50	Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant

51	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant

52	Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant

53	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Conformant

54	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Conformant

55	Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant

56	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant

57	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant

58	Gold	L’Orfebre S.A.	ANDORRA	CID002762	Conformant

59	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant

60	Gold	Marsam Metals	BRAZIL	CID002606	Conformant

61	Gold	Materion	UNITED STATES OF AMERICA	CID001113	Conformant

62	Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant

63	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant

64	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	Conformant

65	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant

66	Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant

67	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant

68	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant

69	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant

70	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Conformant

71	Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant

72	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant

73	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant

74	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	Conformant

75	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Conformant

76	Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant

77	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant

78	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant

79	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant

80	Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant

81	Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant

82	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant

83	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant

84	Gold	PX Precinox S.A.	SWITZERLAND	CID001498	Conformant

85	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant

86	Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	Conformant

87	Gold	Royal Canadian Mint	CANADA	CID001534	Conformant

88	Gold	SAAMP	FRANCE	CID002761	Conformant

89	Gold	Safimet S.p.A	ITALY	CID002973	Conformant

90	Gold	SAFINA A.S.	CZECHIA	CID002290	Conformant

91	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Conformant

92	Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant

93	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	Conformant

94	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant

95	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant

96	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant

97	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant

98	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	Conformant

99	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	Conformant

100	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	Conformant

101	Gold	T.C.A S.p.A	ITALY	CID002580	Conformant

102	Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant

103	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Conformant

104	Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant

105	Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	On Smelter Look-up Tab List Only

106	Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant

107	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	Conformant

108	Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant

109	Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant

110	Gold	Yamakin Co., Ltd.	JAPAN	CID002100	Conformant

111	Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant

112	Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Conformant

113	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant

114	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	Conformant

115	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	Conformant

116	Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant

117	Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant

118	Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant

119	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Conformant

120	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant

121	Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant

122	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant

123	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	Conformant

124	Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant

125	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant

126	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant

127	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant

128	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant

129	Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant

130	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant

131	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant

132	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant

133	Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant

134	Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Conformant

135	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant

136	Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant

137	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant

138	Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant

139	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant

140	Tantalum	PRG Dooel	NORTH MACEDONIA	CID002847	Conformant

141	Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	Conformant

142	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant

143	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	Conformant

144	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Conformant

145	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant

146	Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	Conformant

147	Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	Conformant

148	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant

149	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant

150	Tin	Alpha	UNITED STATES OF AMERICA	CID000292	Conformant

151	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	On Smelter Look-up Tab List Only

152	Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant

153	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant

154	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant

155	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Conformant

156	Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant

157	Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant

158	Tin	Dowa	JAPAN	CID000402	Conformant

159	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	Conformant

160	Tin	Fenix Metals	POLAND	CID000468	Conformant

161	Tin	Minsur	PERU	CID001182	Conformant

162	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant

163	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant

164	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant

165	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Conformant

166	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	Conformant

167	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Conformant

168	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant

169	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Conformant

170	Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	Conformant

171	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant

172	Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	Conformant

173	Tin	Luna Smelter, Ltd.	RWANDA	CID003387	Conformant

174	Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	CID003379	Conformant

175	Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant

176	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant

177	Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant

178	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	Conformant

179	Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant

180	Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant

181	Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant

182	Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant

183	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	On Smelter Look-up Tab List Only

184	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant

185	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant

186	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	Conformant

187	Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant

188	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant

189	Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Conformant

190	Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant

191	Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant

192	Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant

193	Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant

194	Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	Conformant

195	Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant

196	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	Conformant

197	Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Active

198	Tin	PT Rajehan Ariq	INDONESIA	CID002593	Conformant

199	Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Active

200	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Conformant

201	Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Active

202	Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant

203	Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant

204	Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant

205	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834	Conformant

206	Tin	Thaisarco	THAILAND	CID001898	Conformant

207	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Conformant

208	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	On Smelter Look-up Tab List Only

209	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	Conformant

210	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	Conformant

211	Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	Conformant

212	Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant

213	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant

214	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	Conformant

215	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant

216	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant

217	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant

218	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401	Conformant

219	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	On Smelter Look-up Tab List Only

220	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Conformant

221	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant

222	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant

223	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant

224	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	Conformant

225	Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	Conformant

226	Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant

227	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant

228	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant

229	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Conformant

230	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Conformant

231	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant

232	Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant

233	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant

234	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant

235	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant

236	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant

237	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant

238	Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	CID003408	Active

239	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	Conformant

240	Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388	Conformant

241	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	Conformant

242	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant

243	Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543	Conformant

244	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	Conformant

245	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	Conformant

246	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant

247	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Conformant

248	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant

249	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	Conformant

250	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Conformant

251	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant

252	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant

253	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant

(1)	We note the following in connection with the information contained in the foregoing list:

a)

The smelters and refiners listed above were identified to us by the Suppliers as being part of our 2020 supply chain. However, not all of the included smelters and refiners may have processed necessary 3TG contained in our In-Scope Products. Some Suppliers may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers, due to errors or for other reasons. In addition, the smelters and refiners reflected above may not be all of the smelters and refiners in our 2020 supply chain, since (i) we have not included smelter or refiner information that our Suppliers reported to us at a “company level,” meaning that they reported to us the 3TG content contained in all of their products, not just the products they sold to us; (ii) many of our Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our In-Scope Products; and (iii) because not all of our Suppliers responded to our inquiries.

b)

The listed smelters and refiners only include those reported entities that were listed on the Smelter Look-up tab list of the Template because those are the only reported entities that we were able to determine were smelters or refiners.

c)

“Conformant” means that a smelter has successfully completed an assessment against the applicable Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment. Included smelters and refiners were not necessarily Conformant for all or part of 2020 and may not continue to be Conformant for any future period.

d)

“Active” means that the smelter or refiner has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. These may be in the pre-assessment, assessment, or corrective-action phases of the assessment.

e)	A smelter or refiner is listed as “On Smelter Look-up List Only” if it was not Conformant or Active but appears on the Smelter Look-up tab list of the Template.

f)	The compliance status and country location reflected in the list is based solely on information made available by the RMI to its members, without independent verification by us.

g)	Country Location is the location of the smelter or refiner and is based solely on information made publicly available by RMI, without independent verification by us.

We have endeavored to determine the mine or location of origin of the 3TG contained in our In-Scope Products by requesting that the Suppliers provide us with completed Templates and through the flow-down provisions contained in the Conflict Minerals Policy. Where a smelter or refiner has been identified, we also have reviewed public online information and information made available by the RMI to its members, to the extent available, to try to determine the mine or location of origin.

Country of Original Information

The countries of origin of the 3TG processed by the Conformant smelters and refiners identified to us by the Suppliers may have included the countries listed below, in addition to other possible countries. The listed countries of origin are derived from information made available by the RMI to its members.

Argentina

Australia

Austria

Azerbaijan

Benin

Bolivia

Botswana

Brazil

Burkina Faso

Burundi*

Canada

Chile

China

Colombia

Costa Rica

Cote d’Ivoire

Cuba

Cyprus

Democratic Republic of the Congo*

Dominican Republic

Ecuador

Egypt

Eritrea

Ethiopia

Fiji

Finland

France

French Guiana

Georgia

Germany

Ghana

Guatemala

Guinea

Guyana

Honduras

India

Indonesia

Ivory Coast

Japan

Kazakhstan

Kenya

Laos

Liberia

Madagascar

Malaysia

Mali

Mauritania

Mexico

Mongolia

Morocco

Mozambique

Myanmar

Namibia

Netherlands

New Zealand

Nicaragua

Niger

Nigeria

Papua New Guinea

Peru

Philippines

Portugal

Puerto Rico

Russian Federation

Rwanda*

Saudi Arabia

Senegal

Serbia

Sierra Leone

Slovakia

Solomon Islands

Somaliland

South Africa

Spain

Suriname

Swaziland

Sweden

Taiwan

Tajikistan

Tanzania*

Thailand

Turkey

Uganda*

United Kingdom of Great Britain and Northern Ireland

United States of America

Uruguay

Uzbekistan

Vietnam

Zimbabwe

*	Represents a Covered Country.

Alternatively, some of the 3TG processed by the Conformant smelters and refiners may have originated from recycled or scrap sources.

Based on the manner in which information is made available by the RMI, we were not able to determine the countries of origin of the 3TG processed by the identified Conformant smelters and refiners with greater specificity. In addition, for some of the identified Conformant smelters and refiners, origin information is not disclosed by the RMI. We do not have information on the countries of origin of the 3TG processed by the other smelters and refiners listed in the smelter and refiner table above.

As noted earlier in this Conflict Minerals Report, based on our reasonable country of origin inquiry, we concluded that 139 of the Conformant smelters and refiners identified by the Suppliers sourced entirely from outside of the Covered Countries, including from recycled or scrap sources.

Due Diligence Improvement Measures

We intend to further improve due diligence measures for 2021 in order to mitigate the risk that the necessary 3TG in our In-Scope Products benefit armed groups by taking the following steps, among others:

•	Continuing to encourage Suppliers that provided company level information for 2020 to provide product level information for 2021 through ongoing outreach with these Suppliers;

•	Continuing to engage with Suppliers that provided incomplete responses or that did not provide responses for 2020 to help ensure that they provide requested information for 2021; and

•	Communicating our sourcing expectations to any new supplier in 2021, including providing the supplier with a copy of the Conflict Minerals Policy.